Calculation of Filing Fee Tables
S-8
IOVANCE BIOTHERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.000041666 per share	Other	2,000,000		$ 16,500,000.00	0.0001531	$ 2,526.15
Total Offering Amounts:						$ 16,500,000.00		$ 2,526.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,526.15
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. (2) Represents 2,000,000 additional shares of common stock reserved for issuance under the Registrant's Amended and Restated 2021 Inducement Plan. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.25, the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Market on December 12, 2024.